EXHIBIT 99.1

Signal Genetics Announces Master Service Agreement With Major Biopharmaceutical Partner

CARLSBAD, Calif., Sept. 23, 2015 (GLOBE NEWSWIRE) -- Signal Genetics, Inc. (NASDAQ:SGNL) (Signal or the Company), a commercial stage, molecular genetics diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer, today announced the signing of a Master Service Agreement (MSA) with a leading biopharmaceutical company. The first two projects under this MSA will deploy Signal's proprietary MyPRS® test to inform the clinical stage development program of a novel treatment – including potential combination therapies with current drugs – for patients with multiple myeloma.

This is the second MSA Signal has entered into in 2015, and represents further validation of Signal's value proposition for the pharmaceutical and biotechnology industries. Signal and its newest biopharmaceutical partner will commence both projects prior to year-end 2015.

Michael Cerio, SVP of Commercial Strategy and Business Development, commented, "This partnership with a leading biopharmaceutical company reflects robust and growing interest in Signal's proprietary platform of diagnostic services. With this agreement in place, our MyPRS® is now being utilized in a total of six pharmaceutical clinical studies across the two partnerships captured this year. We believe the results of these studies will reinforce the power of MyPRS® as the most clinically validated gene expression test across the array of drug classes being developed to treat multiple myeloma. We hope to build on these foundational partnerships using a two-pronged approach that includes both securing new industry partners and expanding existing relationships into additional clinical trials. We see pharmaceutical and biotechnology clinical trial services as a core value driver for Signal going forward as they provide opportunities to create additional revenue generation and bring awareness to the capabilities of our technology in managing patient care."

About Signal Genetics, Inc.

Signal Genetics, Inc., headquartered in Carlsbad, California, is a commercial stage, molecular diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer. Signal's mission is to develop, validate and deliver innovative diagnostic services that enable better patient-care decisions. Signal was founded in January 2010 and became the exclusive licensee in its licensed field to the renowned research on multiple myeloma performed at the University of Arkansas for Medical Sciences, in April 2010.

Safe Harbor Statement

This press release contains "forward-looking" statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words "may," "will," "expect," "anticipate," "estimate," "project," "would," "could" or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding our ability to achieve profitability and to penetrate the market opportunity that we believe exists for our prognostic genetic test. Such forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to differ materially from those discussed here, such as our ability to obtain adequate coverage and reimbursement for our tests from third party payors, our ability to obtain necessary regulatory clearances and approvals, the ability of our tests to keep pace with rapid advances in technology, medicine and science, and our ability to execute our marketing strategy and gain acceptance in the market, along with those other risks and uncertainties detailed in our SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date this release and we assume no obligation to update or revise these statements unless otherwise required by law.

CONTACT: INVESTOR CONTACT:
         The Ruth Group
         David Burke
         Tel: 646-536-7009
         dburke@theruthgroup.com